SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  Form 8-K
                                  --------

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 18, 1995


                         Commission File Number 0-11518



                                PPT VISION, INC.
     ----------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)

            MINNESOTA                                    41-1413345
     ----------------------------------------------------------------------
    (State of other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)



         10321 West 70th Street              Eden Prairie, Minnesota  55344
     ----------------------------------------------------------------------
                    (Address of principal executive offices)     (Zip Code)

                                 (612) 996-9500
     ----------------------------------------------------------------------
               (Registrant's telephone number including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the last 90 days.    Yes  X  No

                                                    Total pages this report:  16
                                                                       Page:   1





Page-1

                                    INDEX

                                PPT VISION, INC.


                                                                      Page
                                                                      ----
Items 1, 2, 3, 4, 6, 8, and 9 are not applicable and therefore are omitted.

Item 5.    Other Events
-----------------------
The Company is filing with this Form 8-K its audited financial statements for the year ended October 31, 1995.

Item 7.    Financial Statements and Exhibits
--------------------------------------------

           Exhibit 1:   Audited Financial Statements for the Year       3
                        Ended October 31, 1995, Including the
                        Report of Independent Accountants

           Exhibit 27:  Financial Data Schedule                        16

           Signatures                                                  15
           ----------

Page 2

         EXHIBIT 1: AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED OCTOBER 31, 1995, INCLUDING THE REPORT OF INDEPENDENT ACCOUNTANTS
      -----------------------------------------------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

November 22, 1995


To the Shareholders and Board of Directors of PPT VISION, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, cash flows, and shareholders' equity present fairly, in all material respects, the financial position of PPT VISION, Inc. (formerly Pattern Processing Technologies, Inc.) at October 31, 1995 and 1994, and the results of its operations and cash flows for each of the three fiscal years in the period ended October 31, 1995 in conformity with the generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/Price Waterhouse LLP
------------------------
Price Waterhouse LLP

Page 3


BALANCE SHEET

                                                      October 31
                                                   1995         1994
ASSETS
Current Assets:
Cash and Cash Equivalents                       $1,234,890   $1,092,186
Accounts Receivable, Net                         2,686,862    1,937,657
Inventories, Net                                   942,861      784,604
Other Current Assets                                47,832       40,177
  Total Current Assets                          $4,912,445   $3,854,624
Restricted Cash                                    212,792      212,792
Other Assets                                        64,348       65,429
Furniture, Fixtures & Equipment, Net               501,085      315,933
Deferred Income Tax Benefit                        407,000         -
Total Assets                                    $6,097,670   $4,448,778

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable                                  $564,151     $461,954
Commissions Payable                                 54,440       43,054
Accrued Expenses                                   162,282       96,878
  Total Current Liabilities                       $780,873     $601,886
Commitments and Contingencies
Deferred Rent                                      171,921      128,350
Shareholders' Equity:
Preferred Stock:  Authorized 10,000,000 Shares;
Issued and Outstanding 0 and 87,499                   -         255,952
Common Stock $.10 Par Value;
Authorized 10,000,000 Shares;
Issued and Outstanding 2,385,860 and 2,293,714     238,586      229,371
Capital in Excess of Par Value                  11,787,237   11,461,135
Accumulated Deficit                             (6,880,947)  (8,227,916)
 Total Shareholders' Equity                     $5,144,876   $3,718,542
 Total Liabilities and Shareholders' Equity     $6,097,670   $4,448,778

Page 4



STATEMENT OF OPERATIONS

                                      Year Ended October 31
                                   1995         1994           1993
Net Revenues                    $9,749,589   $6,587,245     $5,935,173
Cost of Sales                    4,441,673    3,026,107      2,538,621
  Gross Margin                   5,307,916    3,561,138      3,396,552
Expenses:
Selling                          2,279,041    1,969,909      1,575,824
General and Administrative         850,765      711,222        550,341
Research and Development         1,299,050    1,133,182        831,045
  Total Expenses                 4,428,856    3,814,313      2,957,210
Income (Loss) from Operations      879,060     (253,175)       439,342
Interest Income                     61,342       39,328         14,395
Interest Expense                    (1,933         (361)          -
Other Income (Expense)               1,500        1,506        (18,508)
Net Income (Loss) before Taxes     939,969     (212,702)       435,229
Income Tax Benefit                 407,000         -              -
Net Income (Loss)               $1,346,969    $(212,702)      $435,229
Per Share Data:
Weighted Average Common Shares
Outstanding                      2,433,014    2,303,439      2,157,449
Net Income (Loss) per Share        $0.55       $(0.09)         $0.20

Page 5




STATEMENT OF CASH FLOWS

                                                          Year Ended October 31
                                                      1995         1994         1993
Net Income (Loss)                                 $1,346,969    $(212,702)    $435,229
Adjustment to Reconcile Net Income (Loss)
to Net Cash Provided by Operating Activities:
  Depreciation and Amortization                      165,386      131,406      114,930
  Deferred Rent                                       43,571      128,350         -
  Deferred Income Tax Benefit                       (407,000)        -            -
Change in Assets and Liabilities:
  Accounts Receivables                              (749,205)     (72,003)    (888,717)
  Inventories                                       (158,257)       8,522     (187,954)
  Other Assets                                        (7,869)       5,252       16,388
  Restricted Cash                                       -        (212,792)        -
  Accounts Payable                                   102,197       31,176       28,832
  Commissions Payable                                 11,386       (6,346)      29,766
  Accrued Expenses                                    65,404      (44,529)      25,587
Total Adjustments                                   (934,387)     (30,964)    (861,168)
Net Cash Provided (Used) by Operating Activities     412,582     (243,666)    (425,939)
Cash Flows From Investing Activities:
  Capital Acquisitions                              (349,243)    (193,880)     (83,755)
Net Cash Used by Investing Activities               (349,243)    (193,880)     (83,755)
Cash Flows from Financing Activities:
  Proceeds from Issuance of Common Stock              79,365      547,482    1,115,715
Net Cash Provided by Financing Activities             79,365      547,482    1,115,715
Net Increase in Cash and Cash Equivalents            142,704      109,936      606,021
Cash and Cash Equivalents at Beginning of Year     1,092,186      982,250      376,229
Cash and Cash Equivalents at End of Year          $1,234,890   $1,092,186     $982,250

Page 6



STATEMENT OF SHAREHOLDERS' EQUITY

                                                            Capital in Excess                                     Accumulated
                               Common Shares  Common Stock    of Par Value     Preferred Shares  Preferred Stock   (Deficit)
October 31, 1992                1,754,394       $175,439       $9,632,480          162,499          $475,342      $(8,450,443)
Stock Issued through the
Exercise of Stock Options          22,066          2,207           15,586
Stock Issued through the
Employee Stock Purchase Plan       14,562          1,456           44,851
Stock Issued through
Conversion of Preferred Shares     28,571          2,857          192,157          (66,667)         (195,014)
Stock Issued through Private
Placement (Net of Issue Costs)    330,000         33,000        1,018,615
Net Income                                                                                                            435,229
October 31, 1993                2,149,593        214,959       10,903,689           95,832           280,328       (8,015,214)
Stock Issued through the
Exercise of Stock Options          43,162          4,316           34,553
Stock Issued through the
Employee Stock Purchase Plan       17,388          1,739           68,509
Stock Issued through
Conversion of Preferred Shares      3,571            357           24,019           (8,333)          (24,376)
Stock Issued through Private
Placement (Net of Issue Costs)     80,000          8,000          430,365
Net Loss                                                                                                             (212,702)
October 31, 1994                2,293,714        229,371       11,461,135           87,499           255,952       (8,227,916)
Stock Issued through the
Exercise of Stock Options          43,580          4,358           38,600
Stock Issued through the
Employee Stock Purchase Plan       11,066          1,107           35,300
Stock Issued through
Conversion of Preferred Shares     37,500          3,750          252,202          (87,499)         (255,952)
Net Income                                                                                                          1,346,969
October 31, 1995                2,385,860       $238,586      $11,787,237             -                $-         $(6,880,947)


Page 7


NOTES TO FINANCIAL STATEMENTS

Note 1:
Organization and Operations
---------------------------
   The Company designs, manufactures, markets and integrates machine vision-based automated inspection systems. The systems are used to improve productivity and quality by automating inspection tasks in manufacturing applications such as assembly verification, flaw detection, character verification or measurement tasks.
   In March 1995, the Company's shareholders approved a change in the Company's name to PPT VISION, Inc. The Company was formerly known as Pattern Processing Technologies, Inc.

Note 2:
Summary of Significant Accounting Policies
------------------------------------------

Accounts Receivable
   Accounts receivable are shown net of allowance for doubtful accounts of $35,000 at October 31, 1995 and $55,000 at October 31, 1994.

Inventories
   Inventories are stated at the lower of cost or market, with costs determined on a first-in, first-out (FIFO) basis. As of October 31, 1995 and 1994 inventories consist of the following:

                    1995      1994
Manufactured and
Purchased Parts   $680,919  $493,567
Work-In-Process    214,410   230,924
Finished Goods      47,532    60,113
   Totals         $942,861  $784,604


Other Assets and Amortization
   Other Assets at October 31, 1995 and 1994 consist of the following:

                      1995       1994
Patent and
Trademark            $70,515    $63,307
Security Deposits        192      7,187
Investment in
Related Party         52,500     52,500
                     123,207    122,994
Less Accumulated
Amortization         (58,859)   (57,565)
  Total other assets $64,348    $65,429


The investment in a related party represents common stock the Company intends to hold as an investment and is recorded at cost. During 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for

Certain Investments in Debt and Equity Securities" (SFAS). No. 115 requires certain investments in debt and equity securities to be recorded at fair market value. The adjustment to market value as of October 31, 1995 and 1994 was not made due to the immaterial amount. Patent and trademark costs are amortized over 60 months.

Fixed Assets and Depreciation

   Furniture, fixtures and equipment are stated at cost net of accumulated depreciation. Depreciation is computed for book purposes on a straight-line basis over the estimated useful life of the asset and for tax purposes over five and ten years using accelerated and straight-line methods. At October 31 furniture, fixtures and equipment consisted of the following:

                   1995         1994
Equipment       $1,743,291   $1,412,187
Furniture and
fixtures           234,967      231,584
                 1,978,258    1,643,771
Accumulated
depreciation    (1,477,173)  (1,327,838)
  Total           $501,085     $315,933

Revenue Recognition
   The Company records sales revenue based on shipment to the customer.

Research and Development
   Expenditures for research and development are expensed as incurred.

Income Taxes
   Income taxes are provided on the liability method. Under the liability method, deferred income taxes are provided on the difference in basis of assets and liabilities between financial reporting and tax returns using expected tax rates.

Income (Loss) Per Share
   Income per share computations are based on the weighted average number of common shares and common share equivalents outstanding during the year. Common share equivalents consist of convertible preferred stock, options and warrants outstanding during the year.

Cash Flows
   For purposes of reporting cash flows, cash and cash equivalents include cash on hand and investments with original maturities of three months or less.
   Non-cash transactions in 1995 consist of $255,952 related to the conversion of 87,499 preferred shares into 37,500 shares of common stock and $37,514 related to the transfer of long-term assets to inventory. In 1994 non-cash transactions consist of $24,376 related to the conversion of 8,333 preferred shares into 3,571 shares of common stock and $15,345 related to the transfer of long-term assets to inventory. In 1993 non-cash transactions consist of $16,093 related to the transfer of long-term assets to inventory.

Note 3:
Customer Information
--------------------

Significant Customer Information
   During 1995, revenue from one customer accounted for 17% of net revenues. During 1994 and 1993, revenue from another customer accounted for 10% and 18% of net revenues respectively.

Customer Geographic Data
   North American and export sales as a percentage of net revenues in 1995 and 1994 is as follows:

            1995    1994    1993
North        67%     73%     87%
America
Europe       21%     24%     10%
Far East     12%      3%      3%

Note 4:
Accrued Expenses
     Accrued liabilities at October 31, 1995 and 1994 include:

                           1995      1994
Vacation                 $30,152   $30,152
Employee Stock Purchase
Plan Payroll Deductions   33,053    33,813
Compensation Accrual      68,257
Other                     30,820    32,913
  Total                 $162,282   $96,878

Note 5:
Common Stock Options and Warrants
---------------------------------
   Under the Company's 1988 Stock Option Plan the Company may issue up to 400,000 shares of common stock to employees and directors. Options are granted at prices equal to the average of the bid and ask prices on the date of the grant. The granting of options and their vesting is within the discretion of the Company's Board of Directors.

   A summary of stock options issued and outstanding under the 1988 Stock Option Plan is as follows:

                     Number of Shares
                    ------------------
                    Employee   Director
                    Options    Options
Balance at
October 31, 1992     156,565     18,300
Granted               38,500      2,000
Exercised            (22,066)    (8,000)
Balance at
October 31, 1993     173,002     12,300
Granted               47,500     26,000
Exercised            (43,162)         0
Forfeited               (975)         0
Balance at
October 31, 1994     176,365     38,300
Granted               14,750          0
Exercised            (42,580)    (1,000)
Forfeited             (3,125)         0
Balance at
October 31, 1995     145,410     37,300

As of October 31, 1995:
Price Range of Outstanding Options
                      $1.50-     $2.50-
   Options            $9.50      $6.00
   Expiration
   Dates           1996-2000   1996-1999
   Options
   Exercisable       109,385     19,450

   During the year ended October 31, 1995, stock options were exercised at prices of $0.66 to $5.38 per share under the Employee Stock Option Plan.
   In April of 1993, the Company issued a warrant to purchase 33,000 shares of common stock with an exercise price of $3.75 and an expiration date of April of 1996.

Note 6:
Preferred Stock
---------------
   In 1985, the Company issued a total of 166,666 shares of Series 1985 Convertible Preferred shares ("Series 1985 Shares"). Prior to September 1995, holders of 79,167 Series 1985 Shares converted their shares to common stock.
   The Company called the remaining 87,499 outstanding Series 1985 Shares for redemption effective September 11, 1995, subject to the holders' rights to convert their Shares to common stock prior to the effective time of redemption.
   Each of the holders of the remaining outstanding Series 1985 Shares converted the shares prior to the effective time of the redemption and the Company issued a total of 37,500 shares of common stock upon the conversion. Accordingly, effective as of September 11, 1995, all the Company's Series 1985 Shares have been converted to common stock and any future obligations of the Company to redeem the Series of 1985 Shares or to pay dividends with respect to the Series 1985 Shares have been eliminated.

Note 7:
Stock Offerings
---------------
   In February of 1994, the Company completed a private equity placement, issuing 80,000 shares of common stock at $5.50 per share, that raised $438,365 net of offering costs of $1,635.

Note 8:
Employee Stock Purchase Plan
----------------------------
   In March 1995 shareholders approved the adoption of the 1995 Employee Stock Purchase Plan to replace the 1990 Employee Stock Purchase Plan which expired in 1995. Under the terms of the 1995 Purchase Plan, 150,000 shares have been reserved for issuance under the Plan.
   The first phase of the Plan began on June 1, 1995 and employees were granted the right to purchase 19,950 shares at $3.29 per share under the Plan.
   Phase five of the 1990 Plan ended on May 31, 1995 and employees purchased 11,066 shares at $3.29 per share.

Note 9:
Commitments & Contingencies
---------------------------
   Rental expense under operating leases was $163,100, $162,823 and $97,960 in 1995, 1994 and 1993 respectively. Minimum future rental payments due under noncancelable operating lease agreements are as follows:

1996                       $156,048
1997                        179,688
1998                        184,416
1999                        189,198
Thereafter                  262,436
Total                      $971,786

Letter of Credit
   During 1994 the Company obtained a standby letter of credit for a security deposit related to the Company's building lease. The letter of credit is secured by the restricted cash balance of $212,792. Beginning in June 1996 the restricted cash balance begins to decrease on a dollar for dollar basis with cash base rental payments through August 1997.

Note 10:
Employee Saving Plan
--------------------
   The Company provides a supplementary retirement savings plan which is structured in accordance with Section 401(k) of the Internal Revenue Code. Employees eligible for the Plan may contribute from one to fifteen percent of their monthly earnings on a pre-tax basis subject to annual contribution limitations. The Company makes matching contributions of fifty cents for each dollar contributed by each Plan participant up to a maximum of $750 annually. The Company's contributions under this program were approximately $30,876, $26,407 and $14,620 for the years ended October 31, 1995, 1994 and 1993 respectively.

Note 11:
Income Taxes
------------
   No current tax provisions were recorded in the fiscal years ended October 31, 1995 and 1994 due to the utilization of net operating loss (NOL) carry forwards. The deferred tax provisions of approximately $36,000 and $60,000 for the years ended October 31, 1995 and 1994, respectively, are negated by reductions in the FAS 109 valuation allowances.

   At October 31, 1995, the Company has approximately $6.6 million of combined loss carry forwards and net deductible temporary differences available to offset taxable income in future periods. The $6.6 million of future tax deduction is comprised of net operating loss carry forwards for tax return purposes of approximately $5.9 million (expiring in fiscal 1999 to 2009) and net deductible temporary differences available to offset taxable income in future periods of approximately $700,000. The Company also has approximately $340,000 of research and development tax credit carry forwards which generally expire over the same time period. At existing tax rates, the future tax benefit approximates $2.6 million for financial statement purposes.
   The utilization of the carry forwards and net deductible temporary differences to offset future tax liabilities is dependent upon the Company's ability to generate sufficient taxable income during the carry forward periods. The carry forwards are also subject to certain annual limitations pursuant to IRS Code Section 382. A valuation allowance was established for the entire net tax benefit associated with all carry forwards and temporary differences at October 31, 1994. At October 31, 1995, a reduction to the valuation allowance was recorded because future realization of a portion of this benefit is expected.
   An analysis of the effective rate on earnings and a reconciliation of the expected federal statutory rate for the years ended October 31, 1995, and 1994 is as follows:
                            1995     1994
Expected tax provision
at statutory rate         $320,000 ($72,000)
State income tax
provision, net of
federal tax effect          56,000  (13,000)
Research and
Development Credit          17,000   17,000
Increase/(Utilization)
of net operating loss
carry forward             (397,000)  66,000
(Reduction) of
valuation allowance       (407,000)
Other                        4,000    2,000
        Total            ($407,000)      $0

   Deferred tax assets (liabilities) are comprised of the following at October 31:

                  1995        1994
Depreciation     $102,000      $90,000
Deferred Rent      69,000       51,000
Other              94,000       88,000
Net Operating
Loss Carry
forwards        2,361,000    2,794,000
Valuation
Allowance      (2,219,000)  (3,023,000)
Net deferred
tax asset        $407,000           $0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned duly authorized.



                                                  PPT VISION, INC.

Date:  December 18, 1995

                                                  /s/Thomas R. Northenscold
                                                  ------------------------------
                                                  Thomas R. Northenscold
                                                  Chief Financial Officer

                   EXHIBIT 27:  FINANCIAL DATA SCHEDULE
                   ------------------------------------